UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934, as amended

Date of Report:  September 7, 2007
Date of earliest event reported:  September 7, 2007

THE PEP BOYS — MANNY, MOE & JACK

(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-3381	23-0962915
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3111 W. Allegheny Ave.
Philadelphia, PA		19132
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone, including area code:  215-430-9000

(not applicable)
(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2007, The Pep Boys — Manny, Moe & Jack (the “Company”) announced the appointment of Michael R. Odell, 45, as its new Executive Vice President & Chief Operating Officer.  Mr. Odell is expected to start in his position on September 17, 2007.

From April 2005 until joining the Company, Mr. Odell served as the Executive Vice President and General Manager of Sears Retail & Specialty Stores.  Mr. Odell joined Sears in its finance department in 1994 where he served until he joined Sears operations team in 1998.  There he served in various executive operations positions of increasing seniority, including as Vice President, Stores - Sears Automotive Group.

Mr. Odell (i) will be paid a base salary of $500,000, (ii) will be eligible to earn a target annual bonus, pursuant to the terms of the Company’s Annual Incentive Bonus Plan, equal to 75% of his base salary upon the achievement of certain predetermined corporate objectives (a prorated portion of such bonus is guaranteed for fiscal 2007) and (iii) will participate in the Company’s other incentive and welfare and benefit plans made available to executives.  As an inducement to join the Company, Mr. Odell will receive restricted stock units valued at $500,000 and a cash signing bonus of $400,000.  In addition, upon hire, Mr. Odell will receive his annual target equity grant (18,000 RSUs and 6000 options) for fiscal 2008, which would otherwise customarily be granted at the beginning of fiscal 2008.

As an executive officer of the Company, Mr. Odell will enter into the Company’s standard Employment (change of control) and Non Competition Agreements.  The Employment  Agreement, which only becomes effective upon a change in control of Pep Boys, provides Mr. Odell with a position, base and incentive compensation and benefits equal or greater to those provided immediately prior to the change in control for a period of two years.  In addition, the Company is obligated to pay any excise tax imposed by Section 4999 of the Internal Revenue Code (a parachute payment excise tax) on a change in control payment made to Mr. Odell.  The Non Competition Agreement provides for customary covenants against competition during employment and one year thereafter in exchange for a severance payment equal to one year’s base salary upon termination by the Company without cause; provided, however, that if Mr. Odell is terminated by the Company without cause during his first 18 months of employment, his severance payment will be equal to 18-month’s base salary.

On September 7, 2007, Hal Smith, Executive Vice President — Merchandising & Marketing, and Mark S. Bacon, Executive Vice President — Operations, ceased their employment with the Company.

On September 7, 2007, Mark L. Page, SVP — Parts & Tires, announced his pending retirement from the Company.

A copy of the Company’s press release announcing Mr. Odell’s appointment is attached to this Current Report as Exhibit 99.1.

Item 8.01.  Other Events.

On September 7, 2007, The Pep Boys — Manny, Moe & Jack (the “Company”) announced the appointment of Scott Webb, 44, as its new Senior Vice President — Merchandising & Marketing.  Mr. Webb is expected to start in his position on September 10, 2007.

From January 2004 until joining the Company, Mr. Webb served as the Vice President, Merchandising and Customer Satisfaction of AutoZone.  Mr. Webb joined AutoZone in 1986 where he began his service in field management before transitioning, in 1992, to the Merchandising function.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release, dated September 7, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/THE PEP BOYS — MANNY, MOE & JACK

Date: September 7, 2007